UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2009, Electro Scientific Industries, Inc. (“ESI”), Zygo Corporation (“Zygo”) and Zirkon Merger Sub, LLC (“Merger Sub”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”). Pursuant to the Settlement Agreement (i) the parties terminated the Agreement and Plan of Reorganization, dated as of October 15, 2008, among ESI, Zygo and Merger Sub (the “Merger Agreement”) and (ii) Zygo paid ESI $5.4 million, with an additional $1.2 million payable if Zygo announces within six months that its board of directors has accepted a proposal for a sale of the company. The Settlement Agreement also contains a mutual release of each party. The Settlement Agreement is filed as Exhibit 10 hereto.

Item 1.02	Termination of Material Definitive Agreement

See Item 1.01 above for a description of the Settlement Agreement pursuant to which ESI, Zygo and Merger Sub terminated the Merger Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10	Settlement Agreement and Mutual Release, dated April 2, 2009, among Electro Scientific Industries, Inc., Zirkon Merger Sub, LLC, and Zygo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009.

Electro Scientific Industries, Inc. (Registrant)

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary